Exhibit 99.3

PRESS RELEASE

Contact:	Investors/Media:
Windrose Medical Properties Trust	The Ruth Group
Fred Farrar	Stephanie Carrington/Jason Rando
President and COO	646 536-7017/7025
317 860-8213	scarrington@theruthgroup.com
jrando@theruthgroup.com

Windrose Medical Properties Trust Updates
Status of Pending Acquisition of 22 Properties for $241 Million

Indianapolis, Indiana, November 7, 2005 -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, expanded today on its previously announced agreements to acquire a portfolio of 22 properties for a total purchase consideration of approximately $241 million.  Earlier today, Windrose issued two additional press releases: one announcing third quarter 2005 financial results and a second announcing the closing of the first two properties in the 22 property portfolio.

Windrose acquired the Southpointe Medical Center and Atrium Office Park, located in Plantation, FL, for approximately $30.4 million, including the assumption of $20.7 million of mortgage debt on the properties as part of the announced 22 property portfolio acquisition contract.

The 22 property portfolio spans four states, Florida, Arizona, California and Texas, and aggregates approximately 1.0 million rentable square feet.  The occupancy rate of the portfolio at September 30, 2005 was 93.7%.  Based on current leasing activities, the Company believes that portfolio occupancy will increase by 2-3% by the end of the first quarter of 2006.

Leases covering approximately 38,800 rentable square feet in the 22 properties expire in 2006. Leases for approximately 18.3% of the square footage in the portfolio expire in 2007 and leases for approximately 14.9% of the square footage in the portfolio expire in 2008.

Sixteen of the 22 properties are located in Florida, representing approximately 60% of the portfolio’s rentable square feet.  As previously announced, the Florida properties sustained moderate damage from Hurricane Wilma and all the properties are operational.  Five of the properties sustained minor roof damage, with two of the roofs previously planned to be replaced in 2006.  Three properties sustained minimal window damage, and other properties experienced non-functional landscaping damage and debris clean-up issues and temporary loss of electrical service.  The estimated cost of repair and clean up is expected to be substantially a pass through to the tenants under the terms of the leases.

Windrose Medical Properties Trust Updates Status of Pending Acquisition of 22 Properties for $241 Million
November 7, 2005	Page 2

As Windrose announced on October 27, 2005, it expects these acquisitions will be financed by the assumption of approximately $159 million in existing mortgage debt with the balance of the acquisition price paid in cash.  Windrose has sufficient availability for the expected cash portion under existing lines of credit and a $30 million unsecured bridge loan.

In June 2005, Windrose issued 2.1 million shares of 7.5% Series A Cumulative Convertible Preferred Shares raising net proceeds of approximately $51.0 million.  The net proceeds from the preferred shares were partially used to repay indebtedness incurred in connection with the acquisition of three properties in June 2005.  In connection with those acquisitions, Windrose assumed $28 million of mortgage debt, which has not been repaid.  The three properties acquired by Windrose in June 2005, the 22 property portfolio and the recently closed acquisition of the partial interest in Lake Mead Medical Arts Pavilion, were all controlled by a common seller.

Fred Farrar, President and Chief Operating Officer, said, “We are quite pleased with our pending acquisitions and particularly that we closed the first two properties in such a short period of time.  Our strategy in issuing the convertible preferred shares in June 2005 and retaining the $28 million of assumed debt at LIBOR plus 2.95% in connection with the June acquisitions negatively impacted the third quarter earnings available to common shareholders by carrying both the debt and the dividend on the preferred shares while we continued negotiations and due diligence on the 22 property portfolio.  These activities positioned Windrose to close on the 22 property portfolio acquisition.  This acquisition has the potential to increase our FFO significantly in 2006, particularly when combined with our two development projects in Houston, which are on track to come on line producing revenue before year end 2005.”

Because of the significance of the acquisitions, Windrose is providing funds from operations, or FFO, guidance for 2006 estimated at $1.37 to $1.44 per share.  This guidance does not include any further acquisition activity in 2006, which should meet or exceed our $100 million annual acquisition goals.  With completion of the acquisition of the 22 property portfolio expected in 2005, the Company expects that it will have acquired $338 million in calendar 2005, and the Company anticipates its net real estate investments at the end of 2005 will be just under $700 million.  Funds from operations, as defined by the National Association of Real Estate Investment Trust, or NAREIT, is net income (loss) (computed in accordance with generally accepted accounting principles, or “GAAP”), excluding gains (or losses) from sales of properties, plus real estate depreciation and amortization and after comparable adjustments for Windrose’s portion of these items related to the unconsolidated entities and joint ventures.  A reconciliation of Windrose’s expected range of 2006 FFO to Windrose’s expected range of 2006 net income, the most directly comparable GAAP measure, is included in a schedule on Windrose’s website.

Fred Klipsch, Chairman and Chief Executive Officer, said, “We believe this portfolio represents attractive revenue generating assets for Windrose and a significant step in building shareholder value.  These acquisitions will increase our asset base by approximately 55% with quality medical office buildings in attractive markets that are located on or close to hospital campuses.”

Windrose Medical Properties Trust Updates Status of Pending Acquisition of 22 Properties for $241 Million
November 7, 2005	Page 3

Non-GAAP Financial Measures

This press release contains non-GAAP financial information that is generally provided by most publicly-traded REITs and that Windrose believes may be of interest to the investment community.  Reconciliation of all non-GAAP financial measures to GAAP financial measures are included in a schedule on Windrose’s website at www.windrosempt.com under the heading “financial reports” on the “investor center” section of the site.

Forward-Looking Statements Safe Harbor

Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies that are not historical facts, statements concerning the acquisition of the 22 properties, occupancy of these properties, renewal of leases, FFO, completion of projects under development, completion of financings, increases in assets, rentable square feet, and resources available for investment. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the Company’s control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include failure to complete acquisitions or developments, ability to raise additional capital, financial performance and condition of tenants, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, the Company’s ability to finance its operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings Windrose makes with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and readers not to place undue reliance on such statements. Windrose does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.